Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nuvei Corporation of our report dated March 9, 2021 relating to the consolidated financial statements, which is filed as Exhibit 4.2 to Nuvei Corporation’s Registration Statement on Form F-10, as amended (No. 333-260024).

/s/ PricewaterhouseCoopers LLP

Montréal, Quebec, Canada

October 15, 2021

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.